Exhibit 4.5

RIGHT OF FIRST REFUSAL

AGREEMENT

THIS RIGHT OF FIRST REFUSAL AGREEMENT (this “Agreement”), is made as of June 1, 2026 by and among Quantum Corporation, a Delaware corporation (the “Company”), and the Stockholders (as defined below).

WHEREAS, the Company has entered into a Conversion Agreement (the “Conversion Agreement”), as of even date herewith, with Dialectic Technology SPV LLC (together with its Affiliates, “Dialectic”), pursuant to which Dialectic, the sole holder of the Company’s 10.00% PIK Senior Secured Convertible Notes due 2028 (the “Convertible Notes”), elected to exercise its right to convert the entire principal balance of the Convertible Notes, together with accrued and deferred interest, into the Company’s common stock, par value $0.01 per share (“Common Stock”);

WHEREAS, the Company has entered into a Securities Purchase Agreement (the “Purchase Agreement”), as of even date herewith, with certain investors, including investors identified on the signature pages hereto (together with Dialectic, the “Stockholders”), pursuant to which the Company, agreed to issue and sell to the investors, shares of its Common Stock;

WHEREAS, the Company desires to grant and the Stockholders desire to accept a right of first refusal with respect to the Company’s raising equity capital on the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual agreements contained herein and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto agree, subject to the satisfaction of the conditions set forth herein, as follows:

ARTICLE I

CERTAIN DEFINITIONS

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 under the Securities Act.

“Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed; provided, however, for clarification, commercial banks shall not be deemed to be authorized or required by law to remain closed due to “stay at home,” “shelter-in-place,” “non-essential employee” or any other similar orders or restrictions or the closure of any physical branch locations at the direction of any governmental authority so long as the electronic funds transfer systems (including for wire transfers) of commercial banks in The City of New York are generally open for use by customers on such day.

“Equity Security” means any shares of capital stock and any other securities convertible into, or exchangeable or exercisable for, such shares of capital stock, and any warrants, options, calls, preemptive rights, or other rights to acquire such shares of capital stock, and any securities issued in respect thereof, or in substitution therefor.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exempt Issuance” means the issuance of (a) any shares of Common Stock issued upon the exercise or settlement (including any “net” or “cashless” exercises or settlements) of options or vesting of restricted stock units or other equity awards granted under existing equity incentive plans described in the SEC Reports, (b) the grant of equity awards under existing equity incentive plans, (c) the filing by the Company of a registration statement on Form S-8 with respect to the Company’s existing employee benefit plans, (d) shares of Common Stock issued pursuant to any exercise of outstanding warrants (as described in the SEC Reports), including, without limitation, (i) that certain Warrant, dated as of September 23, 2025, issued to Dialectic Technology SPV LLC, as amended by the First Amendment to Warrant, dated as of even date herewith, and (ii) that certain Warrant, dated as of even date herewith, issued to Dialectic Technology SPV LLC, (e) any securities in connection with the transactions pursuant to the Conversion Agreement and the Purchase Agreement and any securities upon the exercise or exchange of or conversion of any securities issued thereunder, (f) any securities upon the exercise or exchange of securities exercisable or exchangeable for or convertible into shares of Common Stock issued and outstanding on the date of this Agreement; provided that such securities have not been amended since the date of this Agreement to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities (other than in connection with stock splits or combinations or, for the avoidance of doubt, pursuant to the anti-dilution, price adjustment or other similar terms of such securities as in effect on the date of this Agreement) or to extend the term of such securities, (g) securities issued pursuant to or agreements to issue securities in connection with transactions approved by a majority of the disinterested directors of the Company; provided that such securities are issued as “restricted securities” (as defined in Rule 144) and carry no registration rights that require or permit the filing of any registration statement in connection therewith during the term of this Agreement, and provided that any such issuance shall only be to a Person (or to the equityholders of a Person) which is, itself or through its Subsidiaries, an operating company or an owner of an asset in a business synergistic with the business of the Company and shall provide to the Company additional benefits in addition to the investment of funds, but shall not include an issuance to an entity whose primary business is investing in securities, and (h) any securities to any Governmental Entity.

“Governmental Entity” means any nation, state, county, city, town, village, district, or other political jurisdiction of any nature, federal, state, local, municipal, foreign, or other government, governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal), multi-national organization or body; or body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature or instrumentality of any of the foregoing, including any entity or enterprise owned or controlled by a government or a public international organization or any of the foregoing.

“Independent Third Party” means, with respect to the Company, any Person who is not an Affiliate of the Company (other than the Stockholders).

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“SEC Reports” means the original filing, all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two (2) years preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material) (including the exhibits thereto and documents incorporated by reference therein).

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

ARTICLE II

RIGHT OF FIRST REFUSAL

Section 2.01 Right of First Refusal.

(a) Right of First Refusal. Each Stockholder shall have a right of first refusal to purchase 25% of all Equity Securities that the Company may, from time to time, propose to sell and issue after the date of this Agreement until six (6) months from the date hereof, other than any Exempt Issuance. Each time the Company or a controlled Affiliate thereof seeks to raise any equity financing, or receives a term sheet or other offer that the Board of Directors of the Company determines to accept for or related to the raising of equity financing, from an Independent Third Party, in a private or public transaction or series of transactions, including, without limitation, the offer or sale of any equity “security” as defined by applicable securities laws, including, without limitation, any Equity Security (each, a “Third Party Offer”), the Company shall give written notice of such Third Party Offer, as set forth below, no later than three (3) Business Days following receipt of such Third Party Offer.

(b) ROFR Notice.

(i) The Company’s written notice (a “ROFR Notice”) shall be delivered in accordance with this Agreement and shall state that the Company or its controlled Affiliate has received a bona fide Third Party Offer that the Board of Directors of the Company has determined to accept and set forth in reasonable detail a description of the terms and conditions of such Third Party Offer, including

(A) the identity of the Independent Third Party who made such Third Party Offer:

(B) a description of the Equity Securities subject to such Third Party Offer including, without limitation, any warrants, options, calls, preemptive rights, or other rights (the “Subject Securities”);

(C) the per share purchase price for the Subject Securities, all other pricing terms, the term and other material terms and conditions of such Equity Securities;

(D) a description of any non-cash consideration in sufficient detail to permit the valuation thereof; and

(E) the proposed date of the closing of the financing contemplated by such Third Party Offer, which shall not be less than thirty (30) days of the ROFR Notice.

(ii) The ROFR Notice shall constitute the Company’s offer to issue the Subject Securities to each Stockholder on the terms and conditions set forth in such ROFR Notice, which offer shall be irrevocable for a period of 10 Business Days from the date of delivery of the ROFR Notice (the “ROFR Notice Period”).

(c) Exercise of Right of First Refusal.

(i) Upon receipt of any ROFR Notice, each Stockholder shall have until the end of the ROFR Notice Period to deliver a written notice (a “ROFR Exercise Notice”) to the Company stating that such Stockholder is exercising its right to purchase its pro rata share of the Subject Securities on the terms and conditions specified in such ROFR Notice (it being understood that although the terms and conditions are required to be on the same or better pricing and other terms and conditions, such pricing, terms and conditions may be set forth in documentation prepared by such Stockholder and reasonably acceptable to Company).

(ii) Any ROFR Exercise Notice so delivered shall set forth the terms and conditions, including any same or better pricing and other terms and conditions, of such Stockholder’s equity financing proposal for the Company (“Stockholder Financing Proposal”).

(iii) Within five (5) Business Days following the receipt by the Company of the Stockholder Financing Proposal, the Company and the Stockholder(s) shall enter into good faith negotiations to enter into a mutually acceptable definitive agreement(s) to consummate the Stockholder Financing Proposal in accordance with the terms and conditions thereof within forty-five (45) Business Days following the beginning of such negotiations (the “Stockholder Financing Period”).

ARTICLE III

REPRESENTATIONS AND WARRANTIES

Section 3.01 Representations of the Parties. Each party represents and warrants that:

(a) It (i) is duly organized and existing and in good standing under the laws of the jurisdiction of its organization and (ii) has all requisite power and authority to own and operate its properties, to carry on its business as now conducted and as proposed to be conducted, to enter into this Agreement and to carry out the transactions contemplated hereby.

(b) The execution, delivery, and performance by such party have been duly authorized by all necessary action on the part of such party.

(c) The execution, delivery, and performance of this Agreement do not and will not (i) violate the Governing Documents of any party or its Subsidiaries, or any order, judgment, or decree of any court or other Governmental Authority binding on any such party or its Subsidiaries, (ii) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a breach of or default under any agreement, or (iii) require any approval or consent of any Person.

ARTICLE IV

MISCELLANEOUS

Section 4.01 Term. This Agreement shall remain in full force and effect through the earlier of (a) the date that is six (6) months from the date of this Agreement and (b) the completion date of a Stockholder Financing Period that is commenced prior to six (6) months from the date of this Agreement, and shall automatically terminate at the end of such applicable date.

Section 4.02 Amendment. This Agreement may not be terminated or modified in any way nor shall any right or obligation of any party hereto be waived or modified, except by a writing signed and delivered by each such party (or its successors and/or permitted assigns).

Section 4.03 Choice of Law and Venue; Jury Trial Waiver.

(a) THE VALIDITY OF THIS AGREEMENT, THE CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT HEREOF AND THEREOF, AND THE RIGHTS OF THE PARTIES HERETO AND THERETO WITH RESPECT TO ALL MATTERS ARISING HEREUNDER OR THEREUNDER OR RELATED HERETO OR THERETO AS WELL AS ALL CLAIMS, CONTROVERSIES OR DISPUTES ARISING UNDER OR RELATED TO THIS AGREEMENT SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

(b) THE PARTIES AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS AGREEMENT MAY BE TRIED AND LITIGATED IN THE STATE AND, TO THE EXTENT PERMITTED BY APPLICABLE LAW, FEDERAL COURTS LOCATED IN THE CITY OF NEW YORK AND THE COUNTY OF NEW YORK, STATE OF NEW YORK. EACH PARTY WAIVES TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION 4.03(b).

(c) TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, THE COMPANY AND EACH STOCKHOLDER PARTY HERETO HEREBY WAIVES THEIR RESPECTIVE RIGHTS, IF ANY, TO A JURY TRIAL OF ANY CLAIM, CONTROVERSY, DISPUTE OR CAUSE OF ACTION DIRECTLY OR INDIRECTLY BASED UPON OR ARISING OUT OF ANY OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. THE COMPANY AND EACH STOCKHOLDER REPRESENTS THAT EACH HAS REVIEWED THIS WAIVER AND EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

Section 4.04 Entire Agreement. This Agreement constitutes the full and entire understanding and agreement between the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties are expressly canceled.

Section 4.05 Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power or remedy of such non-breaching or non-defaulting party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

Section 4.06 Assignment of Rights.

(a) The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and permitted assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

(b) The rights of the Stockholders hereunder are not assignable without the Company’s written consent (which shall be in the Company’s sole discretion), except (i) by a Stockholder to any Affiliate, or (ii) to an assignee or transferee who is a Stockholder or an Affiliate thereof, it being acknowledged and agreed that any such assignment, including an assignment contemplated by the preceding clauses (i) or (ii). shall be subject to and conditioned upon any such assignee’s delivery to the Company and the other Stockholders of a counterpart signature page hereto pursuant to which such assignee shall confirm its agreement to be subject to and bound by all of the provisions set forth in this Agreement that were applicable to the assignor of such assignee.

(c) Except in connection with an assignment by the Company by operation of law to the acquirer of the Company, the rights and obligations of the Company hereunder may not be assigned under any circumstances.

Section 4.07 Severability. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

Section 4.08 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

Section 4.09 Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

Section 4.10 Specific Performance. In addition to any and all other remedies that may be available at law in the event of any breach of this Agreement, each Stockholder shall be entitled to specific performance of the agreements and obligations of the Company hereunder and to such other injunction or other equitable relief as may be granted by a court of competent jurisdiction.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered under seal as of the date first above written.

QUANTUM CORPORATION

By:
Name: Hugues Meyrath
Title: Chief Executive Officer

[Signature Page to ROFR Agreement]

STOCKHOLDERS:

Dialectic Technology SPV LLC

By:
Name:
Title:

[Signature Page to ROFR Agreement]

STOCKHOLDERS:

[ ____________ ]

By:
Name:
Title:

[Signature Page to ROFR Agreement]